UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                           WOODHEAD INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

         WOODHEAD INDUSTRIES, INC.
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[LOGO] W



                                                               December 28, 2001



         Dear Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders. The meeting will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois at 10:00 a.m. on Friday, January 25, 2002. After the business session, we will report on current operations and other matters of importance.

         The formal Notice and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. In addition to the election of three directors and the ratification of the appointment of the independent public accountants, you will be asked to approve the 2001 Stock Awards Plan.

         Northbrook is a northern suburb of Chicago and the Northbrook Hilton Hotel is located just west of the Illinois Tollway near the intersection of Milwaukee Avenue (Rt. 21) and Palatine Road.

         Your vote is very important regardless of the number of shares you own. We hope you can attend the meeting. However, whether or not you plan to attend, please sign, date and return the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.


                                        Sincerely,


                                        /s/ Charles W. Denny


                                        Charles W. Denny
                                        CHAIRMAN OF THE BOARD

         WOODHEAD INDUSTRIES, INC.
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[LOGO] W



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
          JANUARY 25, 2002



TO OUR STOCKHOLDERS:

The Annual Meeting of the Stockholders of Woodhead Industries, Inc. (the "Company") will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, January 25, 2002 at 10:00 a.m., Chicago time, to consider and take action upon the following matters, which are described, more fully in the enclosed Proxy Statement:

     1.   The election of three directors;

     2.   The approval of the 2001 Stock Awards Plan;

     3. The ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company; and

     4. The transaction of such other business as may properly come before the meeting.

The Board of Directors has fixed November 30, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the principal office of the Company, Three Parkway North, Suite 550, Deerfield, Illinois, for a period of ten days prior to the meeting and at the meeting.

The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the three persons listed in the attached Proxy Statement; FOR the approval of the 2001 Stock Awards Plan; FOR the ratification of the appointment of independent public accountants; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.



                                        /s/ Robert J. Tortorello

                                        Robert J. Tortorello
                                        SECRETARY

Deerfield, Illinois
December 28, 2001

         WOODHEAD INDUSTRIES, INC.
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[LOGO] W



PROXY STATEMENT

                                                             Deerfield, Illinois
                                                             December 28, 2001

TO THE STOCKHOLDERS OF WOODHEAD INDUSTRIES, INC.

The accompanying proxy is solicited by and on behalf of the Board of Directors of Woodhead Industries, Inc., Three Parkway North, Suite 550, Deerfield, Illinois 60015, for use at the Annual Meeting of Stockholders of the Company to be held January 25, 2002 and at any adjournments or postponements of such meeting. This Proxy Statement and accompanying proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders on or about December 28, 2001.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of the Company at Woodhead Industries, Inc., Three Parkway North, Suite 550, Deerfield, Illinois 60015.

SHARES OUTSTANDING AND VOTING RIGHTS

Only stockholders of record at the close of business on November 30, 2001 are entitled to vote at the meeting. On that date the Company had outstanding 11,580,096 shares of Common Stock, each of which is entitled to one vote. Stockholders do not have cumulative voting rights with respect to the election of directors.

The matters to be considered and acted upon at such meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies which are returned properly signed will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board of Directors. The Company's by-laws require that the holders of a majority of the total number of shares issued and outstanding be represented in person or by proxy in order for the business of the meeting to be transacted. Abstentions and broker non-votes will be counted in the determination of whether a quorum exists.

ITEM 1

ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

The Company's by-laws provide that the Board of Directors shall consist of no more than twelve directors, but no less than five directors, divided into three classes, the classes to be as nearly equal in number as possible. The Board of Directors currently consists of nine members.

Class III, to be elected at this meeting, consists of three directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been elected and qualified. The nominees,

Daniel T. Carroll, Philippe Lemaitre and Sarilee K. Norton, are the current members of Class III and their terms expire at this meeting.

Shares represented by proxies that are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld. Each of the nominees has consented to serve as a director if elected. Although it is not anticipated, if any of the nominees should be unable or unwilling to serve as a director, it is intended that the proxies will be voted for such other person or persons, if any, as the Board of Directors may determine.

The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect directors. Abstentions and broker non-votes will have the same effect as a no vote.

The following sets forth certain information with respect to the nominees as well as to those directors in Classes I and II whose terms continue after the meeting.

THE MANAGEMENT NOMINEES FOR DIRECTOR ARE:

                                            PRINCIPAL OCCUPATION                   DIRECTOR    TERM TO
NAME OF NOMINEE                                OR EMPLOYMENT                 AGE    SINCE      EXPIRE
---------------                   ---------------------------------------    ---   --------    -------
Class II
--------

Daniel T. Carroll (E)(G)(H) ..... Chairman, The Carroll Group                75    Jan. 1987     2005

Philippe Lemaitre (E) ........... President and Chief Executive Officer      52    Oct. 1999     2005
                                   of the Company

Sarilee K. Norton (A)(E)(H) ..... Director, Dock Square Consultants, Inc.    54    May 1996      2005

THOSE DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR ARE:

Class I
-------

Charles W. Denny (E)(G) ......... Chairman, Square D Company and             65    Feb. 1993     2003
                                   Schneider Electric North America

Ann F. Hackett (A)(H) ........... Director, Horizon Consulting Group,        47    Nov. 1997     2003
                                   LLC

Eugene P. Nesbeda (A)(H) ........ Managing Director, Nesbeda & Co.           47    June 1997     2003

Class II
--------

Linda Y. C. Lim (A)(G) .......... Professor of Corporate Strategy and        51    Nov. 1997     2004
                                   International Business, University of
                                   Michigan Business School

Dale A. Miller (G)(H) ........... Retired President and Chief Executive      54   April 1993     2004
                                   Officer, Novartis Animal Health US,
                                   Inc.

Alan L. Shaffer (A)(G) .......... Corporate Vice President,                  51    June 1996     2004
                                   Manufacturing Services, American
                                   Axle & Manufacturing, Inc.

------------------

(A) Member of Audit Committee
(E) Member of Executive Committee
(G) Member of Governance Committee
(H) Member of Human Resources Committee

Dr. Linda Y. C. Lim is Professor of Corporate Strategy and International Business at the University of Michigan Business School. From 1994 to 2000, she had been Associate Professor of International Business at the school. She also has been Director of the University's Southeast Asia Business Program since 1993.

Mr. Dale A. Miller retired as President and Chief Executive Officer of Novartis Animal Health US, Inc. in 2000, a position he had held since 1996. Prior to that, he was President and Chief Executive Officer of Sandoz Agro, Inc. and Sandoz Agro, Ltd. for more than 10 years. Novartis Animal Health US, Inc. is an international manufacturer of specialty animal health products.

Mr. Alan L. Shaffer is Corporate Vice President, Manufacturing Services, American Axle and Manufacturing, Inc., a position he has held for the past year. In 2000, he served as Executive Vice President at Eventory, Inc. Prior to that, he had been Group Vice President-Metal Working Technologies at Milacron Inc. since 1986. American Axle is a world leader in the design, engineering and manufacture of driveline and chassis systems for autos, trucks, buses and sport utility vehicles.

Mr. Charles W. Denny has been the Company's Chairman of the Board since January 1, 2001. Mr. Denny will retire as Chairman of Square D Company and Schneider Electric North America on January 1, 2002. In 1998, he retired as Chief Executive Officer of Group Schneider North America. Prior to May 1997, he had been President and Chief Executive Officer of Group Schneider North America and President and Chief Operating Officer of Square D Company since 1992. Square D Company is one of North America's largest manufacturers of quality electrical power control and distribution products.

Ms. Ann F. Hackett is Director, Horizon Consulting Group, LLC, which was founded in 1996. Prior to that she had been an independent management consultant in human resource and strategy development from 1990 to 1996. Horizon Consulting Group provides strategic, organizational, marketing and operational advice to clients.

Mr. Eugene P. Nesbeda is the Managing Director of Nesbeda & Co., a company he founded in 2001. Prior to that he had been President, Tetra Pak Plastic Packaging at Tetra Pak Group since 1995. Nesbeda & Co. provides management consulting services.

Mr. Daniel T. Carroll, Chairman of The Carroll Group, has served in that position since 1982. He currently serves as a director of A. M. Castle & Co.; American Woodmark Corp.; Comshare, Inc.; Oshkosh Truck Corporation; and Wolverine World Wide, Inc. The Carroll Group is a management consulting firm.

Mr. Philippe Lemaitre joined the Company in October 1999 as its President and Chief Operating Officer. On January 1, 2001, Mr. Lemaitre became the Company's President and Chief Executive Officer. Prior to joining the Company, he had served as Vice President and Chief Technology Officer at Amp, Inc. since 1997. Prior to that, he had been Executive Vice President of TRW, Inc. and General Manager of its Automotive Electronics Group since 1994.

Ms. Sarilee K. Norton has been a Director, Dock Square Consultants, Inc. since May 1999. Prior to that she had been Vice President, Quality Management and Strategy for Tenneco Packaging for more than 5 years. Dock Square is a management consulting firm.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

BOARD OF DIRECTORS

The Board normally considers dividend action in January, April, July and October. At its October meeting, it reviews the results of operations for the fiscal year just ended and the Company's operating plan and capital budget for the year ahead.

In Fiscal 2001, there were six meetings of the Board of Directors. All directors were present for 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they serve, with the exception of Mr. Shaffer.

COMMITTEES OF THE BOARD

The committees established by the Board to assist it in the discharge of its responsibilities are the Audit Committee, Executive Committee, Governance (formerly Nominating) Committee, and Human Resources (formerly Compensation and Stock Option) Committee. These committees and the principal responsibilities of each are described below. Respective memberships on the various committees are identified in the list of directors in this Proxy Statement.

The Audit Committee currently consists of five directors who are "independent directors" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. This Committee reviews the results and costs of audits by the Company's outside auditors. Each year this committee recommends the appointment of an independent public accounting firm. Periodically, it meets with representatives of that firm and with the Company's management. It also reviews and monitors policies established to prevent unethical, questionable or illegal activities by those associated with the Company. The Audit Committee held three meetings during fiscal 2001.

The Executive Committee, comprised of four directors, exercises the authority of the Board of Directors in certain matters subject to the final approval of the entire Board. This Committee meets periodically to discuss and review matters of interest to the Board. The Executive Committee held no meetings during fiscal 2001.

The Governance Committee, comprised of five directors, reviews the qualifications of prospective directors and submits its recommendations to the Board of Directors to fill board vacancies. It periodically evaluates the performance of the Chief Executive Officer, the directors and the Board. This Committee also reviews and recommends board committee assignments. The by-laws provide a procedure for stockholder nominations. (See Proposals of Stockholders.) The Governance Committee held two meetings during fiscal 2001.

The Human Resources Committee consists of five directors, four of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee Directors" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. This Committee makes recommendations to the Board of Directors as to the salaries of the Company's officers as well as incentive plans and other forms of compensation. This Committee also grants stock options to directors, management personnel and key employees of the Company and its subsidiaries, and maintains administrative authority with respect to the Woodhead Industries, Inc. Stock Awards Plans. The Human Resources Committee held three meetings during fiscal 2001.

DIRECTORS' COMPENSATION

Directors who are officers of the Company receive no additional compensation for service on the Board of Directors or any committee thereof or on any Company committee. In October 2001, the Board of Directors reduced the annual retainer paid to non-employee directors from $17,000 to $10,000 and increased the annual stock option grant from 2,000 to 4,000 shares. In lieu of the retainer, Mr. Denny receives $76,000 per annum for serving as Chairman of the Board. Additionally, each non-employee director receives $900 for attendance at each meeting of the Board or a committee of the Board. Committee chairpersons also receive an annual stipend of $2,000.

Under a deferred compensation arrangement, non-employee directors may elect to defer payment of their annual retainers and fees until termination of their services as directors. Deferred amounts accrue interest at the Federal Reserve Discount Rate until paid. The Company has established a trust to ensure payment to all directors of their deferred compensation.

Directors are expected to accumulate shares of the Company's stock and, as a result, the Board has set specific ownership targets for its members. Pursuant to the Company's Stock Awards Plans, non-employee directors are eligible to receive grants of either stock options or restricted stock. Under this Plan, the Human Resources Committee determines the number of shares covered by an option and the option price, which price, however, may not be less than the fair market value of the stock at the time of the grant. Due to the limited number of shares available in the Plan, grants of 2,650 options (21,200 in aggregate) were made to each non-employee director on October 25, 2001 with an exercise price of $14.83. Additionally, upon becoming Chairman of the Board on January 1, 2001, Mr. Denny received a one-time grant of 5,000 stock options having an exercise price of $19.09.

During fiscal 2001, Mr. Denny exercised two options each for 1,500 shares with exercise prices of $14.31 and $13.19 per share, respectively. At the time of these exercises the fair market value of the stock was $20.69 and $16.87, respectively. Mr. Carroll exercised an option for 1,500 shares with an exercise price of $13.19. At the time of this exercise the fair market value of the stock was $15.91.

See "Item 2 -- 2001 Stock Awards Plan" for a description of a proposed stock awards plan pursuant to which directors will receive awards of stock option grants or restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all forms were filed on a timely basis.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of December 1, 2001, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

                                                                     NUMBER OF SHARES        PERCENT OF
                                                                 BENEFICIALLY OWNED(1)(2)      CLASS
                                                                 ------------------------    ----------
Charles P. Andersen ............................................           46,833                 *
Daniel T. Carroll ..............................................           26,896                 *
Charles W. Denny ...............................................           20,678                 *
C. Mark DeWinter ...............................................          447,505                3.7%
Robert H. Fisher ...............................................           10,000                 *
Ann F. Hackett .................................................            9,000                 *
Philippe Lemaitre ..............................................           82,000                 *
Linda Y. C. Lim ................................................           10,372                 *
Dale A. Miller .................................................           11,250(3)              *
Eugene P. Nesbeda ..............................................           11,000(3)              *
Sarilee K. Norton ..............................................            8,892                 *
W. Arwel Rees ..................................................           61,250(4)              *
Alan L. Shaffer ................................................           12,000(3)              *
Robert J. Tortorello ...........................................           87,588(5)              *
All directors and executive officers as a group (16 persons)
 including above-named .........................................          950,403                7.7%

------------------
 *   Less than 1%

(1) Except as otherwise indicated, each director and executive officer has sole voting and investment power over the shares he or she beneficially owns.

(2) Includes shares which may be acquired within 60 days pursuant to option grants as follows: Mr. Andersen -- 42,333 shares, Mr. Carroll -- 8,000 shares, Mr. Denny -- 13,000 shares, Mr. DeWinter -- 366,000, Mr. Fisher -- 5,000 shares, Ms. Hackett -- 6,000 shares, Mr. Lemaitre -- 54,000 shares, Ms. Lim -- 6,000 shares, Mr. Miller -- 8,000 shares, Mr. Nesbeda -- 8,000 shares, Ms. Norton -- 6,075 shares, Mr. Rees -- 54,750 shares, Mr. Shaffer -- 8,000 shares, Mr. Tortorello -- 59,566 shares, and all directors and officers as a group -- 711,990 shares. Stock options carry no voting or investment rights.

(3) Shared voting and investment power as follows: Mr. Miller -- 3,250 shares, Mr. Nesbeda -- 3,000 shares, and Mr. Shaffer -- 4,000 shares.

(4) Excludes 3,500 shares owned by Mr. Rees' spouse for which he disclaims any beneficial ownership.

(5) Excludes 1,500 shares owned by Mr. Tortorello's family members sharing the same household for which he disclaims any beneficial ownership.

OTHER BENEFICIAL OWNERS

The following table shows persons or groups who are known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company as of December 1, 2001:

                                                  AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     OF CLASS
------------------------------------             ----------------------   ---------
T. Rowe Price Associates, Inc. ...............         1,180,700(1)          10.2
100 East Pratt Street
Baltimore, Maryland 21202

Credit Suisse Asset Management ...............           721,280(2)           6.2
277 Park Avenue, 24th Floor
New York, New York 10172

Neuberger Berman, LLC ........................           651,746(3)           5.6
605 Third Avenue
New York, NY 10158-3698

Dimensional Fund Advisors Inc. ...............           598,700(4)           5.2
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

------------------
(1) These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Fund, Inc., which owns 657,500 shares, representing 5.7% of the shares outstanding, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power for the entire holding of 1,180,700 shares and has sole voting power for 415,200 shares.

(2) Information provided by Credit Suisse Asset Management ("Credit Suisse") indicates that Credit Suisse has sole voting and dispositive power as to 231,900 shares and shared dispositive power as to 489,380 shares.

(3) Neuberger Berman, LLC ("NB") is a registered investment advisor. In its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management. As a result, NB may be deemed to have beneficial ownership of such shares. NB does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of November 9, 2001, of the shares set forth above, NB has shared dispositive power with respect to 651,746 shares, sole voting power with respect to 313,396 shares and shared voting power on 338,350. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. NB is the sub-advisor to the above referenced Funds. It should be further noted that the above-mentioned shares are also included with the shared power to dispose calculation.

(4) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 598,700 shares of Common stock as of September 30, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

On September 2, 1999, the Company provided Philippe Lemaitre, the Company's President and Chief Executive Officer, with a loan of $350,000, bearing interest at 6.3% per annum, with accrued interest due and payable on September 20th of each of the three following years, and principal payments of $150,000 and $200,000 due on or about November 14, 2000 and September 20, 2002, respectively. The loan was made to assist Mr. Lemaitre in the purchase of his principal residence upon his relocation to the Chicago area and is secured by a mortgage on such residence. The largest aggregate indebtedness during the period was $353,564.25 and the amount outstanding on November 30, 2001 was $202,485.48.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

In October 2001, the Company entered into a consulting agreement with Nesbeda & Co. (N&C), pursuant to which the Company will pay N&C $50,000, plus out-of-pocket expenses, for consulting services rendered through December 2001. Under the agreement, the Company may elect to continue the consulting services up to and including July 2002 for an additional $15,000 per month. N&C is controlled by Eugene P. Nesbeda, who currently serves as a director of the Company.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by the Chief Executive Officers and the four other most highly compensated executive officers of the Company (the "Named Executives") for services to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                       ---------------------------------    --------------------
                                                                OTHER
                                                                ANNUAL      RESTRICTED              ALL OTHER
                                                                COMPEN-        STOCK                 COMPEN-
                                        SALARY      BONUS       SATION       AWARDS(5)   OPTIONS    SATION(6)
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)         ($)            ($)        (#)         ($)
---------------------------    ----     -------    -------    ----------    ----------   -------    ---------
C. M. DeWinter                 2001      87,692          0           (3)            0          0       3,935
Chairman and                   2000     380,000    252,700           (3)            0     44,000      17,275
Chief Executive Officer (1)    1999     360,000     37,800           (3)            0     55,000      14,387

P. J. Lemaitre                 2001     380,000          0           (3)            0     42,000      13,123
President and                  2000     340,000    209,950           (3)            0          0      16,100
Chief Executive Officer (1)    1999          --         --         --         309,300     40,000          --

R. H. Fisher                   2001     161,538     30,000           (3)       95,150     15,000         966
Vice President and             2000          --         --         --              --         --          --
Chief Financial Officer        1999          --         --         --              --         --          --

C. P. Andersen                 2001     175,000      7,875           (3)            0     11,500      12,682
Vice President, President of   2000     162,000    127,170           (3)            0      7,000      15,764
Woodhead Connectivity,         1999     157,981          0    109,265(4)            0     10,000      12,091
North America

W. A. Rees (2)                 2001     147,495      3,578     19,683(4)            0      9,000      12,166
Vice President, President of   2000     150,142     64,428           (3)            0      7,000      10,747
Woodhead Connectivity,         1999     121,725     78,944           (3)            0     10,000       8,521
Europe

R. J. Tortorello               2001     163,500          0           (3)            0      6,500      12,789
Vice President,                2000     157,200     59,660           (3)            0      3,200      15,877
General Counsel and            1999     151,200      9,072           (3)            0      4,000      12,009
Secretary

------------------
(1) On January 1, 2001, Mr. DeWinter retired from the Company and Mr. Lemaitre succeeded him as Chief Executive Officer.

(2) Mr. Rees' salary, bonus, other annual compensation and all other compensation are paid in Pounds Sterling. The amounts shown in this table have been converted to U.S. Dollars using a fiscal year average exchange rate.

(3) No disclosure is required pursuant to applicable Securities and Exchange Commission regulations, as the aggregate value of perquisites and other personal benefits covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for the indicated Named Executives.

(4) Includes amounts for (a) relocation reimbursement and (b) Company automobile as follows: Mr. Andersen -- 1999 (a) $98,933 and Mr. Rees -- 2001 (b) $18,068.

(5) The aggregate number and value of restricted shares granted to Mr. Lemaitre in 1999, valued as of the last day of the fiscal year, are 30,000 and $624,375, respectively. Of the 30,000 restricted shares awarded, 5,000 shares vested on November 15, 2001; 5,000 shares vest on October 2, 2003 and the balance vests on October 1, 2006. The aggregate number and value of restricted shares granted to Mr. Fisher in 2001, valued as of the last day of the fiscal year, are 5,000 and $77,250, respectively. Dividends will be paid on the restricted shares.

(6) Reflects amounts for (a) the Company's defined contribution plans and (b) life insurance premium payments as follows: Mr. DeWinter -- 2001 (a)$3,400 and (b)$535, 2000 (a)$15,134 and (b)$2,141, 1999 (a)$11,449 and (b)$2,938;
     Mr. Lemaitre -- 2001 (a) $12,157 and (b)$966, 2000 (a)$15,134 and (b)$966;
     Mr. Fisher -- 2001 (a)$0 and (b)$966; Mr. Andersen -- 2001 (a)$12,157 and
     (b)$525, 2000 (a)$15,134 and (b)$630, 1999 (a)$11,091 and (b)$1,000; Mr.
     Rees -- 2001 (a)$10,366 and (b)$1,800, 2000 (a)$10,510 and (b)$273, 1999
     (a)$8,521; and Mr. Tortorello -- 2001 (a)$11,823 and (b)$966, 2000
     (a)$14,925 and (b)$952, 1999 (a)$10,819 and (b)$1,190.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information on option grants in fiscal 2001 to the Named Executives.

                                              INDIVIDUAL GRANTS
                           ------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE VALUE
                                         PERCENT OF                                   AT ASSUMED ANNUAL RATES
                                            TOTAL                                   OF STOCK PRICE APPRECIATION
                                           OPTIONS                                       FOR OPTION TERM(2)
                             OPTIONS     GRANTED TO     EXERCISE OR                 ---------------------------
                           GRANTED(1)   EMPLOYEES IN   BASE PRICE(1)   EXPIRATION         5%            10%
NAME                           (#)       FISCAL 2000     ($/SHARE)        DATE           ($)            ($)
----                       ----------   ------------   -------------   ----------   ------------    -----------
C.M. DeWinter ...........         0            --             --              --             0               0
P.J. Lemaitre ...........    42,000          16.4%          20.57       10/24/10       543,480       1,376,760
R. H. Fisher ............    15,000           5.9%          19.03       12/14/10       179,550         454,950
C.P. Andersen ...........    11,500           3.2%          20.57       10/24/10       148,810         376,970
W.A. Rees ...............     9,000           3.2%          20.57       10/24/10       116,460         295,020
R.J. Tortorello .........     6,500           1.5%          20.57       10/24/10        84,110         213,070

------------------
(1) With the exception of Mr. Fisher's grant, which was made on December 14, 2000, all such options were granted on October 24, 2000. All option grants were priced at the fair market value on such dates and vest as to 331/3% of the shares on the first three anniversary dates of the grants.

(2) Amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout the option term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. However, an increase of approximately $149 million and $377 million, respectively, in the "Potential Realizable Value" would be realized by all shareholders under the prescribed 5% and 10% stock price appreciation rates.

                           AGGREGATED OPTION EXERCISES
                             IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

The following table sets forth information regarding stock option exercises during fiscal 2001 and the unexercised options held as of the end of fiscal 2001.

                                                          NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                SHARES                      OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                             ACQUIRED ON      VALUE              YEAR END              AT FISCAL YEAR END(1)
                               EXERCISE     REALIZED               (#)                          ($)
NAME                             (#)           ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                         -----------    --------    -------------------------    -------------------------
C.M. DeWinter ...........       51,000      625,493          366,000/     0                 1,267,784/0
P.J. Lemaitre ...........            0            0           54,000/28,000                   205,600/0
R. H. Fisher ............            0            0                0/15,000                         0/0
C.P. Andersen ...........            0            0           42,333/ 7,667                    74,742/0
W.A. Rees ...............            0            0           54,750/ 6,000                   160,578/0
R.J. Tortorello .........       11,500      131,135           59,566/ 4,334                   264,262/0

------------------
(1) The value represents the fair market value as of the end of fiscal 2001 of the shares subject to such options less the exercise price of such options.


                            HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board of Directors administers the Company's executive compensation program. The Human Resources Committee, which is composed of five directors, four of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, is responsible for all compensation matters for the Company's executive management and has overall responsibility to review and recommend policies for employee compensation and benefits to the Board of Directors.

COMPENSATION OBJECTIVES

The Company's executive compensation program is designed to meet the following objectives:

     *    Support the Company's business strategy and long-term financial goals;

     * Attract and retain employees with leadership skills and other key competencies required to shape the Company's future;

     *    Encourage and reward exceptional performance; and

     * Align the interests of stockholders and employees by employing equity-based compensation as a major component of incentive pay.

COMPONENTS OF EXECUTIVE PAY

The components of total pay for all executives are base salary, annual incentives, long-term incentives, and benefits. The Committee annually reviews total compensation for the Company's executives, as well as each component of compensation. Based on a review by independent compensation consultants selected by the Board of Directors, a new incentive compensation plan was implemented in fiscal 2001.

Under the new incentive compensation plan, annual incentive opportunity levels were reduced to median pay levels for companies of comparable size, and long-term incentive opportunity levels were increased. As a result, the total reward system has been increased, but with a much stronger emphasis on long-term rewards. This change in the elements of compensation is intended to support the Company's business strategy for higher growth and reflects the competitive practices of higher growth and technology companies.

BASE SALARY -- Base salary is generally set at a range around the median salary offered by companies of comparable size. An individual's base salary, as well as increases, is based on the executive's performance, experience, and reference to competitive rates for jobs with comparable content. Actual salary adjustments for executives are determined on a case-by-case basis and vary based on factors including performance, job content, and prevailing salary practices, with no one factor given any particular weighting.

ANNUAL INCENTIVES -- Under the Company's annual Management Incentive Plan, a target annual incentive is established for all participants in the form of a percentage of base salary. In addition to the Company's financial performance targets, each executive has personal performance goals that are taken into account in determining the final amount of any award granted under the Management Incentive Plan. The Human Resources Committee reviews and recommends all awards under the Management Incentive Plan for approval by the Board of Directors.

For the Chief Executive Officer and the Named Executives, incentive awards are based on three components. One is year-over-year growth in net income (income from operations for two operating executives), the second is return on gross assets, and the third is achievement against personal performance measures. Company performance is measured against a predetermined scale with minimum thresholds applicable to each performance component under which no portion of an incentive award is earned.

LONG-TERM INCENTIVES -- Long-term incentives are provided in the form of stock options and restricted stock under the 1999 Stock Awards Plan and predecessor plans.

     STOCK OPTIONS -- Incentive stock options or non-qualified stock options may be granted to executives to assure competitive compensation, to link stockholder and management interest, to reward superior management performance, and to encourage ownership in the Company. The Committee has established specific stock ownership targets for key management employees.

     Normally, stock options are granted annually to executive officers and key management personnel. The exercise price of such stock options has always been set at the fair market value on the date of the grant. The Company has never re-priced any stock option grant.

     RESTRICTED STOCK -- Restricted stock awards are intended to be a mechanism for aligning management and stockholder interests and to assure retention of key executives. The Company's long-term performance ultimately determines the compensation value derived from restricted stock, since the value is dependent on the long-term growth of the Company's stock price.

BENEFITS -- Certain employee benefits are provided to executives as part of the total compensation program. Generally, the benefits offered to executives are largely those offered to the general employee population, except for certain incremental amounts of life insurance. Additionally, executive officers are provided non-cash personal benefits such as tax and financial planning, health exams, club memberships, and company cars. One of the Named Executives is also covered by a Supplemental Executive Retirement Plan.

SECTION 162(m) COMPLIANCE -- Section 162(m) of the Internal Revenue Code of 1986 places a $1,000,000 cap on the amount of compensation which may be deducted for each of the Named

Executives. The Company has studied this cap and intends to take the necessary steps to conform its compensation to comply with such Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Lemaitre's base salary was increased during fiscal 2001 to an annual rate of $380,000, competitive with the median base salary paid to chief executive officers of comparably sized corporations.

In fiscal 2001, Mr. Lemaitre had a target annual incentive level of 35%, reduced from 70% of base salary under the Company's previous incentive program. However, the Company did not achieve its performance threshold for growth in net income. Accordingly, no annual incentive was awarded to Mr. Lemaitre for fiscal 2001.

During fiscal 2001, the Committee approved a stock option grant to Mr. Lemaitre of 42,000 shares. This grant is consistent with the Company's shift in emphasis to long-term incentive and competitive practices of companies in related industries and of comparable size. The grant also reflects the Committee's recognition of Mr. Lemaitre assuming the additional duties of Chief Executive Officer, as well as its expectation for his future contributions.


                                        HUMAN RESOURCES COMMITTEE


                                        ANN F. HACKETT, CHAIRPERSON
                                        DANIEL T. CARROLL
                                        DALE A. MILLER
                                        EUGENE P. NESBEDA
                                        SARILEE K. NORTON

                             AUDIT COMMITTEE REPORT

To the Board of Directors of Woodhead Industries, Inc.:

We have reviewed and discussed the Company's audited financial statements as of and for the year ended September 29, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We also have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and we have discussed with the independent auditors all factors which we believe would impact the independence of the independent auditors, including whether their provision of non-audit services to the Company and its subsidiaries is compatible with maintaining their independence.

As a result of the review and discussions referred to above, we recommend to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended September 29, 2001.

                                        AUDIT COMMITTEE


                                        SARILEE K. NORTON, CHAIRPERSON
                                        ANN F. HACKETT
                                        LINDA Y. C. LIM
                                        EUGENE P. NESBEDA
                                        ALAN L. SHAFFER

                               PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the Dow Jones Electrical Components Group over the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Dow Jones Electrical Components Group on October 1, 1996 with all dividends reinvested).


                              [PLOT POINTS CHART]

                                   Dow Jones Electrical
            Woodhead Industries       Components Group      Russell 2000
10/96              $100                     $100                $100
10/97              $163                     $133                $133
10/98               $83                     $128                $108
10/99               $87                     $168                $127
10/00              $176                     $185                $154
10/01              $129                     $120                $154


SEVERANCE AGREEMENTS

The Company has entered into severance agreements with certain key employees, including Messrs. Lemaitre, Fisher, Andersen, Rees and Tortorello, which provide for the payment of compensation and benefits in the event of termination of employment following a change in control of the Company. The agreements generally define "change in control of the Company" as (i) the acquisition of 25% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in the majority of the Company's Board of Directors over a two-year period; or (iii) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets or the merger or consolidation of the Company with any other corporation, unless the Company's shareholders continue to hold at least 80% of the combined voting power of the voting securities of the Company or the surviving entity.

The original term of the severance agreements is three years; provided, however, that each October 1 the agreements will be extended for an additional year unless the Company provides proper notice of its intention not to extend the agreements. If a change in control of the Company occurs during the original or extended term, the agreements will continue in effect until the later of (i) the original or extended term or (ii) twenty-four months beyond the month in which the change in control occurs. In no event will the term of an agreement extend beyond the date the executive attains age sixty-five.

An executive whose employment is terminated following a change in control of the Company generally will receive compensation pursuant to the severance agreement only if the termination was by the Company without "cause" or by the executive for "good reason" as those terms are defined in the agreements. In addition to the ordinary compensation and benefits (excluding severance) to which any terminating employee would be entitled, the severance agreements provide the following additional benefits payable after a change in control of the Company to executives who are terminated without cause or who resign for good reason:
(i) three times the sum of the executive's base salary and two times the target bonus, provided, however, that if the executive is within three years of normal retirement age, then this amount is reduced pro rata; (ii) continued health care coverage for up to 36 months; (iii) a cash payment equal to the difference between the fair market value of the Company's stock and the exercise price of the unexercised options for the Company's stock times the number of shares represented by the unexercised options; (iv) a cash payment equal to the present value of the accrued benefit under the Retirement Plan and the account balance in the Profit Sharing Plan to the extent that either is not fully vested; (v) the payment of any federal excise taxes; and (vi) the reimbursement of all legal and accounting fees and expenses incurred as a result of such termination.

The Company has established a trust which, in the event of a change in control of the Company, will be funded to ensure payment to all key employees of the compensation and benefits described herein.

RETIREMENT PLANS

The Company provides Retirement Plans which cover the employees of the Company and its subsidiaries; excluding, however, those employees who are members of groups which have not adopted the Plans, groups covered by collective bargaining agreements that do not provide for participation in the Plans and the employees of certain foreign subsidiaries (including Mr. Rees). The Plans are funded entirely by the Company and provide pension benefits upon retirement at age 65.

                         ESTIMATED ANNUAL NORMAL RETIREMENT PENSION
  FIVE-YEAR               BASED UPON THE INDICATED BENEFIT SERVICE
   AVERAGE      ------------------------------------------------------------
COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS    30 YEARS
------------     --------     --------     --------     --------    --------
  $ 50,000       $ 3,767      $ 5,651      $ 7,535      $ 9,418     $11,302
    75,000         6,767       10,151       13,535       16,918      20,302
   100,000         9,767       14,651       19,535       24,418      29,302
   125,000        12,767       19,151       25,535       31,918      38,302
   150,000        15,767       23,651       31,535       39,418      47,302
   170,000        18,167       27,251       36,335       45,418      54,502

The Plan for the Company and its U.S. subsidiaries provides pension benefits upon retirement at age 65 equal to 1.2% of the participant's average annual compensation multiplied by years of credited service up to 30 years, reduced by
 .6% of final average compensation (which reflects reductions for social security benefits) up to covered compensation multiplied by years of credited service up to 30 years. Participants are fully vested in their accrued pension benefits after five years of service. The Plans provide for early retirement at age 55 with 10 years' continuous employment. In the event of the death of an active participant who has completed 5 years of service, provision is made to pay a benefit of monthly income for life to the participant's spouse equal to 50% of the benefit which would have been payable to the participant.

Annual amounts of normal retirement pension payable under the Plans are illustrated in the above table. The illustration assumes retirement as of October 1, 2001 at normal retirement age of 65. Benefits were computed on a straight life annuity basis. The number of years of service, as of October 1, 2001, for each of the executive officers listed in the summary compensation table (excluding

Mr. Rees) was as follows: Mr. Lemaitre -- 2 years, Mr. Tortorello -- 14 years, Mr. Andersen -- 7 years, and Mr. Fisher -- 1 year.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Woodhead Industries, Inc. Supplemental Executive Retirement Plan (the "SERP") is a non-qualified and unfunded plan designed to provide supplemental retirement benefits to selected key employees of the Company who have forfeited potential retirement benefits from former employers and/or who are subject to statutory or regulatory restrictions on qualified plan benefits. The supplemental benefit payable to each participant who retires on or after his normal retirement age is equal to sixty percent (60%) of his average monthly compensation, less the sum of (i) his "Primary Social Security Benefit" and (ii) the actuarial equivalent of any retirement benefits to which such participant is then entitled under any other retirement plan or arrangement maintained by the Company. A participant's average monthly compensation is one-sixtieth (1/60) of the aggregate of such participant's base salary and bonus award for the five highest consecutive Plan Years (as defined in the Retirement Plan). The SERP provides for early retirement (before age 65) under certain conditions with reduced benefits. The supplemental benefit to which a participant may be entitled under the SERP may be paid as a lump sum benefit at retirement. Mr. Lemaitre is the only Named Executive currently covered by the SERP who would be entitled to benefits thereunder. The estimated lump sum benefit under the SERP that would be received by Mr. Lemaitre, if he retired at age 65, is $2,513,775. This amount assumes that Mr. Lemaitre will continue to work for the Company until his normal retirement date and that his earnings will remain the same as in fiscal year 2001.

The Company has established a trust which, in the event of a change in control of the Company, will be funded to ensure payment to all participants of the benefits described herein.

PROFIT SHARING PLANS

The Company provides Profit Sharing Plans which cover the employees of the Company and its subsidiaries; excluding, however, those employees who are members of groups which have not adopted the Plans, groups covered by collective bargaining agreements that do not provide for participation in the Plans and employees of certain other subsidiaries (including Mr. Rees). The Plans are funded by the Company and annual profit sharing contributions are, under most Plans, 5% of annual consolidated net profit, as defined but not exceeding 15% of the aggregate compensation paid to participants during the year. The contributions, together with non-vested amounts of earlier profit sharing contributions forfeited by reason of terminations of employment during the year, are allocated among the accounts of participants in accordance with a formula based on participants' covered compensation. The amounts so allocated are invested by the plan trustee, at the direction of each participant, in various investment alternatives. A participant's account is vested in annual increments of 20% for each of five years in which the participant completes 1,000 hours of service and is fully vested after five years of service. The accounts, however, are automatically vested upon death, permanent disability or reaching age 65. Distribution of a participant's vested account balances is normally made upon termination of employment in the form of a single payment. Installment payments may be elected if termination is because of retirement or disability.

The Plan for the Company and its U.S. subsidiaries also provides employees the opportunity for tax-deferred savings pursuant to Section 401(k) of the Internal Revenue Code of 1986. The Plan allows participants to make elective deferrals of up to 15% of their eligible compensation, not to exceed the maximum amount allowable by law. The Company will make matching contributions of 50% of the amount (up to 4% of the participant's eligible compensation) a participant defers to the Plan.

Employee contributions and income derived therefrom are 100% vested and nonforfeitable. Amounts credited to participant accounts which are attributable to the Company's matching contributions (and any income derived therefrom) are vested in annual increments of 20% for each of five years in which the participant completes 1,000 hours of service, and are fully vested after five years of service.

MANAGEMENT INCENTIVE PLAN

The Management Incentive Plan is administered by a Corporate Management Committee under the direction of the Human Resources Committee of the Board of Directors. Participants include officers and other key employees who can make significant contributions to the profitable growth of the Company. In general, a threshold level of earnings must be achieved before any payments can be made under the Plan.

Each eligible participant shall have defined in advance of the fiscal year a range of incentive opportunity, including a maximum bonus amount, which is expressed as a percent of the participant's base salary. Corresponding with the incentive opportunity are pre-established performance targets that must be achieved before the incentive award is earned. These performance targets are related to the specific strategic objectives of each of the business units. These targets may include, but are not limited to, return on gross assets, achievement of key organizational goals, income from operations and achievement of personal goals. Maximum payments may range from 30% to 120% of a participant's base salary.

STOCK COMPENSATION PLANS

The Company has adopted stock compensation plans, from time to time, for the benefit of certain key employees of the Company and its subsidiaries. There are currently four plans, the 1990, 1993, 1996 and 1999 Stock Awards Plans (the "1990 Plan", "1993 Plan", "1996 Plan" and "1999 Plan") under which options have been granted and remain unexercised. No shares are currently available for the granting of options under the 1996 Plan and no further grants may be made under the 1990 Plan. See, however, "ITEM 2 -- 2001 STOCK AWARDS PLAN" for a description of the proposed new plan. Presently there are approximately 350 employees eligible to participate. The Human Resources Committee of the Board of Directors administers these Plans. Under these Plans, options are granted to eligible participants to purchase Company stock. The Human Resources Committee determines the participants who are granted options, the number of shares covered by an option, and the option price. The option price, however, may not be less than the fair market value of the stock at the time of the grant. Options under all plans expire not later than ten years after grant. The optionee generally must exercise his option within 30 days of termination of employment with the Company or one of its subsidiaries. Termination of employment for death or disability may extend the post-employment period in which options may be exercised to up to two years, while retirement at age 55 or older may extend that period to up to five years (three years for grants made after October 26, 2001). Options are not transferable except in the case of the optionee's death.

The Plans permit an optionee to acquire stock pursuant to an option either by paying cash or by exchanging Company stock at its then fair market value, or by a combination of cash and stock. The Plans provide for the granting of non-qualified options in addition to or instead of incentive stock options.

Also, the 1990 Plan, 1993 Plan, 1996 Plan and 1999 Plan authorize the Human Resources Committee to grant restricted stock with such restriction periods (but not less than one year) as it may designate. During the restriction period, the restricted stock may not be sold, assigned, pledged or otherwise transferred. Except for the restrictions on transfer and such other restrictions as the Human Resources

Committee may impose, a participant has all the rights of a holder of the Company's Common Stock including, but not limited to, voting and receiving dividends.

ITEM 2

2001 STOCK AWARDS PLAN

On October 26, 2001, the Board of Directors of the Company adopted, subject to approval by the stockholders, the 2001 Stock Awards Plan (the "2001 Plan") for directors, executives and key employees of the Company and its subsidiaries. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote is required to adopt the 2001 Plan. Abstentions and broker non-votes will have the same effect as a no vote. If approved, the 2001 Plan will be effective as of October 26, 2001, and 1,500,000 shares of the authorized but unissued shares of Common Stock of the Company will be reserved for future grant. There presently are no shares available for granting under any of the Company's other existing stock option plans except under the 1993 Plan and the 1999 Plan which have 750 and 1,120 shares, respectively, available for grant to participants. The following general description of certain features of the 2001 Plan is qualified in its entirety by reference to the 2001 Plan which is included as Exhibit A to this Proxy Statement.

The purpose of the 2001 Plan, as with prior stock option plans, is to encourage ownership of the Company's Common Stock by directors, officers and key employees of the Company and its subsidiaries, thereby creating an additional incentive on their part to promote the success of the Company and to continue their service to the Company and its subsidiaries, and to enhance the Company's ability to obtain other key personnel. The 2001 Plan provides that a committee, consisting of a minimum of two members of the Board of Directors who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors shall administer the 2001 Plan. The committee may, at its discretion, prior to October 26, 2011, grant in the aggregate, incentive stock options, non-qualified stock options, or restricted stock awards on up to 1,500,000 shares of the common stock of the Company to directors, officers and key employees of the Company and its subsidiaries, provided, however, that no more than 150,000 shares may be granted in the form of restricted stock.

The average of the high and low quotations for the Company's Common Stock on November 30, 2001, as reported by NASDAQ on the National Market System, was $16.40.

There are currently 8 non-employee directors, 7 executive officers and approximately 335 other employees of the Company and its subsidiaries who are eligible to receive options.

No incentive stock option may be granted to any employee who, at the time of such grant, owns stock possessing more than ten percent of the voting power of the Company or any of its subsidiaries. Options for no more than $100,000 of fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which the incentive stock options are granted (under all stock option plans maintained by the Company) can become exercisable for the first time by an individual during any calendar year. The price at which shares may be purchased pursuant to the options will be determined by the committee but shall, in no event, be less than the fair market value as of the date of grant.

The stock options may be exercised at such time or times, within ten years, as determined by the committee at the time of grant, but not sooner than one year (six months for non-employee directors) after the date of grant. The period during which a stock option may be exercised following termination of employment or service on the Board of the participant cannot exceed thirty days except in the cases of retirement (three years) and death or disability (two years).

The 2001 Plan also authorizes the committee to grant restricted stock with such restriction periods (but not less than one year) as the committee may designate. During the restriction period, the Company will hold certificates evidencing the restricted shares. These shares may not be sold, assigned, pledged or otherwise transferred. Except for the restrictions on transfer and such other restrictions as the committee may impose, the participant shall have all the rights of a holder of the Company's Common Stock (including, but not limited to, voting and receiving dividends).

Stock options awarded under the 2001 Plan are not transferable by a participant other than by will or by the laws of descent and distribution. During the participant's lifetime, only the participant can exercise stock options.

Under current federal income tax law a participant granted an incentive stock option would not recognize any income upon the grant of such option. Upon exercise of such option, no income is recognized by the participant (except that the alternative minimum tax may apply). Any gain realized upon a sale or exchange of the shares acquired upon such exercise will be taxed as long-term capital gain if such shares are held as a capital asset and not disposed of within the period ending on the later of two years after the date such option is granted and one year after such option is exercised. If the shares acquired by the participant upon such exercise are disposed of in a taxable sale or exchange before the end of such period, the participant will generally recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of such shares on the date of exercise over the option price and (ii) the amount of gain realized.

A participant granted a non-qualified option would not recognize any income upon the grant of such option. Upon the exercise of a non-qualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price. Upon the sale of such shares, any gain or loss resulting from such sale will be taxed as long-term or short-term capital gain or loss depending on how long such shares were held. The Company will be entitled to a federal income tax deduction in an amount equal to the ordinary income required to be recognized by a participant as described above.

A participant who is granted restricted stock may elect to have the grant taxed as compensation income on the date of grant. If the participant does not elect to do so, the grant will generally be taxed to him as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes such an election, any dividends paid on Common Stock subject to the restrictions will be compensation income to the participant and deductible compensation expense to the Company. The Company will be entitled to a deduction for any compensation income taxed to the participant. If the participant elects to be taxed on the shares on the date of grant and the participant subsequently forfeits the shares, the participant is not entitled to a deduction as a consequence of such forfeiture and the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

Upon a participant's sale of shares received pursuant to a grant of restricted stock, the difference between the selling price and the tax basis of the shares (generally, if the above election is made, the fair market value of the shares on the date of grant or, if no such election is made, the date on which the restrictions on the shares expire) will be a capital gain or loss. A participant's holding period will begin on the date of grant if the above election is made or on the date on which the restrictions on the shares expire if no such election is made.

The Board of Directors of the Company shall have the power to amend or revise the 2001 Plan, but no such action shall impair the rights of a participant under any prior award without the participant's consent. Stockholder approval of any such amendment or revision shall not be required except to the extent such approval shall be required to fulfill the conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, Sections 162(m) or 422 of the Internal Revenue Code of 1986, as amended, or such other applicable statutory rules and regulations and only if the Company intends to fulfill such conditions. Notwithstanding the foregoing, the Board of Directors may not amend an outstanding stock option grant, without the approval of stockholders, to reduce the exercise price of such a grant. This prohibition is intended to prevent the repricing of "underwater" stock option grants and not adjustments resulting from events such as changes in capital structure, reorganization or stock dividends otherwise permitted by the 2001 Plan.

The Board of Directors may terminate the 2001 Plan at any time with respect to any shares not subject to outstanding options.


                                NEW PLAN BENEFITS

                             2001 STOCK AWARDS PLAN

     Because future awards to directors, executive officers and employees are discretionary and cannot be determined at this time, the table below does not reflect any such awards. However, if stockholders approve the 2001 Plan, the Human Resources Committee will consider making stock option grants soon after the Annual Meeting.

                                                DOLLAR VALUE   NUMBER OF UNITS
     NAME AND POSITION                               $                #
     -----------------                          ------------   ---------------
     Executive Officer Group ..................      --               0
     Non-Executive Director Group .............      --               0
     Non-Executive Officer Employee Group .....      --               0

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE 2001 STOCK AWARDS PLAN.

ITEM 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants for the fiscal year ending September 28, 2002, subject to ratification by the stockholders. Arthur Andersen LLP has examined the financial statements of the Company each fiscal year since 1961. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if such person desires.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

For the fiscal year ended September 29, 2001, the aggregate fees billed to the Company by Arthur Andersen LLP for professional services were as follows:


     Audit Fees ..................................................... $269,186
     Financial Information Systems Design and Implementation Fees ...        0
     All Other Fees .................................................  520,914

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSALS OF STOCKHOLDERS

The Secretary, Woodhead Industries, Inc., Three Parkway North, Suite 550, Deerfield, Illinois 60015, must receive proposals of stockholders intended to be presented at the next Annual Meeting no later than August 23, 2002.

The Company's by-laws provide that nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors. Stockholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Stockholders wishing to make such nominations may contact the Secretary of the Company to determine the proposed date of such annual meeting. The by-laws further provide that the notice shall set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

GENERAL

The Company has mailed to all stockholders, concurrently with this Proxy Statement, its annual report for the year ended September 29, 2001. Proxies will be solicited by mail. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone, fax or email, but such persons will not be specially compensated for such service. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons. The expense of such solicitation will be paid by the Company. In addition, the Company has retained
D. F. King & Co., Inc. to assist them in the solicitation of proxies from stockholders. For such service the Company will pay D.F. King & Co., Inc. a fee not to exceed $5,000 plus out-of-pocket expenses. If any matters other than those referred to in the Notice of Annual Meeting should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Management does not know of any business other than that referred to in the Notice which may properly be considered at the meeting.

                                        By order of the Board of Directors


                                        /s/ Robert J. Tortorello


                                        Robert J. Tortorello
                                        SECRETARY

                                                                       EXHIBIT A


                            WOODHEAD INDUSTRIES, INC.

                             2001 STOCK AWARDS PLAN

SECTION 1: PURPOSE

The purpose of the Woodhead Industries, Inc. 2001 Stock Awards Plan (the "2001 Plan") is to advance the long-term financial interests of Woodhead by (a) encouraging qualified individuals to join Woodhead and its Subsidiaries, (b) providing an incentive for directors, officers and key employees to remain with Woodhead and its Subsidiaries, and (c) furthering the identity of interests of participants with those of Woodhead's shareholders.

SECTION 2: DEFINITIONS

The following definitions are applicable to the 2001 Plan:

(a)  "Board of Directors" means the Board of Directors of Woodhead.

(b) "Change in Control" means a situation where (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Woodhead or a corporation owned, directly or indirectly, by the stockholders of Woodhead in substantially the same proportions as their ownership of Woodhead stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Woodhead securities representing 25% or more of the combined voting power of Woodhead's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Woodhead to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board of Directors or nomination for election by Woodhead's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) Woodhead's shareholders approve a merger or consolidation of Woodhead with any other corporation, other than a merger or consolidation which would result in the voting securities of Woodhead outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Woodhead or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Woodhead approve a plan of complete liquidation of Woodhead or an agreement for the sale or disposition by Woodhead of all or substantially all its assets.

(c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

(d) "Common Stock" means the $1.00 par value common stock of Woodhead, except as this definition may be modified as provided in Section 8.

(e) "corporation" shall include corporations, limited partnerships, limited liability partnerships, and limited liability companies.

(f)  "Disability" means total and permanent disability within the meaning of
     Section 22(e)(3) of the Code.

(g)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h) "Fair Market Value" of Woodhead's Common Stock on any given date shall mean the average of the highest and lowest sales prices of the Common Stock on such date (or, if the Common Stock was not traded on such date, on the next preceding day on which such stock was traded) as reported in THE WALL STREET JOURNAL under the heading "NASDAQ National Market Issues" or any similar or successor heading.

(i) "ISO or ISOs" mean incentive stock option(s) as provided for in section 422 of the Code.

(j) "non-ISO or non-ISOs" mean stock option(s) that do not satisfy the requirements of section 422 of the Code.

(k) "Participant" means a director, officer or employee who has been granted an award pursuant to the 2001 Plan.

(l) "Retirement" as it relates to an employee means termination of employment with Woodhead or a Subsidiary after the Participant has reached age 55 and has completed five years of service with Woodhead or a Subsidiary. "Retirement" as it relates to a director means termination of service with the Board after the Participant has reached age 55 and has completed five years of service on the Board.

(m) "Subsidiary" means any corporation in which Woodhead owns at least 50% of the voting stock, or any corporation in a chain of corporations connected with Woodhead through ownership of at least 50% of its voting stock by any corporation in the chain.

(n)  "Woodhead" means Woodhead Industries, Inc., and its successors.

All references to gender herein shall include both the masculine and feminine.

SECTION 3: SHARES SUBJECT TO THE 2001 PLAN

Subject to the adjustments authorized by Section 8 of the 2001 Plan, a maximum of 1,500,000 shares of Woodhead's Common Stock may be issued pursuant to this 2001 Plan; provided, however, that no more than 150,000 shares may be granted in the form of restricted stock awards. The number of such available shares shall be reduced by the number of shares subject to awards which are granted under the 2001 Plan and increased by the number of shares subject to awards granted under such plan which have expired unexercised or unpaid, been canceled, forfeited or otherwise terminated. No more than 35% of the aggregate shares subject to the 2001 Plan may be awarded to a single individual. Shares allotted to Participants may be made available from authorized but unissued Common Stock or from Common Stock held in the treasury or from both unissued and treasury Common Stock.

SECTION 4: ADMINISTRATION

Unless otherwise determined by the Board of Directors, the 2001 Plan shall be administered by a committee, which shall consist of two or more members of the Board of Directors who are "outside directors" within the meaning of Section 162(m) of the Code, and "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act. Such committee, may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of options. For all purposes under the 2001 Plan, any entity that performs the duties described herein shall be referred to as the "Committee". The Committee shall have full authority to:

(a) Determine (i) the individuals to whom awards under the 2001 Plan will be granted; and (ii) the number and type of awards to be granted to each Participant and the number of shares subject to each such award;

(b)  Interpret, construe, and implement the provisions of the 2001 Plan;

(c) Adopt, amend, and rescind appropriate rules and regulations relating to the 2001 Plan.

All determinations of the Committee shall be by a majority of its members. The Committee's interpretation and construction of any provision of the 2001 Plan or any award shall be binding and conclusive for all purposes and on all persons.

SECTION 5: ELIGIBILITY

Any director, officer or employee shall be eligible to receive awards hereunder; provided he or she is currently (a) a director or officer of Woodhead; (b) an officer of any Subsidiary; (c) a key employee of Woodhead or any Subsidiary who is deemed eligible by the Committee (collectively "Eligible Persons").

Participation under the 2001 Plan shall not affect eligibility for participation in any pension, profit sharing, stock option, or other welfare or compensation plan of Woodhead or any of its Subsidiaries now existing or hereafter adopted.

SECTION 6: AWARDS

The Committee may grant to Eligible Persons, in accordance with this Section 6 and the other provisions of this 2001 Plan, stock option grants and/or restricted stock grants.

(a)  Stock Options

Stock options granted under the 2001 Plan may be in the form of ISOs or non-ISOs and shall be evidenced by written stock option agreements between Woodhead and the Participant in such form as the Committee shall from time to time approve and shall be subject to the following terms and conditions:

       (i) Exercisability. A stock option shall become exercisable by the Participant no less than one year (six months for a Participant who is a non-employee director) after the date of grant. The Committee, in its sole discretion, may specify a later date. All rights to exercise a stock option shall expire not later than 10 years after the date such option is granted.

      (ii) Purchase Price. The purchase price per share of Common Stock deliverable upon the exercise of a stock option shall be determined by the Committee at the time of grant, but shall in no event be less than 100 percent of the Fair Market Value of the Common Stock on the date the option is granted.

     (iii) ISO's Exercisable. The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock with respect to which an ISO is exercisable for the first time (under all stock option plans maintained by Woodhead or any of its Subsidiaries) by a Participant during any calendar year shall not exceed $100,000. No ISO may be granted to any employee who, at the time such option is granted, owns stock of Woodhead or a Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Woodhead or a Subsidiary.

      (iv) Method of Exercise. In order to exercise a stock option in whole or in part, the Participant shall give written notice to Woodhead's Secretary at Three Parkway North, Suite 550, Deerfield, Illinois, of his intention to exercise such option, stating the number of shares with respect to which he intends to exercise his option. Option shares may be purchased by payment in cash, or in Common Stock, or partly in each. The Participant's notice of exercise of any option shall be accompanied by full payment in cash for the number of shares with respect to which the option is to be exercised if payment for such shares is to be made entirely in cash, or by payment of cash and/or the tender of Common Stock sufficient to pay the purchase price of such shares if payment is to be made partly or wholly in Common Stock. The Fair Market Value of any Common Stock tendered shall be determined as of the date of receipt of such Common Stock by Woodhead's Secretary. Any cash or Common Stock submitted by the Participant in excess of the amount needed to purchase such shares shall be refunded to the Participant. Fractional shares of Common Stock shall not be accepted in payment for option stock. Shares of Common Stock transferred to Woodhead in payment for option shares may be reissued to the Participant by Woodhead as shares issued under the option.

       (v)  Effect of Termination.

               (A) In the event of termination of employment or service on the Board of Directors by a Participant other than by reason of Retirement, Disability or death, any unexercised option granted to him under the 2001 Plan, which is then exercisable, may be exercised for thirty (30) days following said termination, unless it expires sooner.

               (B) In the event of termination of employment or service on the Board of Directors by a Participant by reason of Retirement, each of the then outstanding stock options of such Participant will continue to mature and become exercisable in accordance with Section 6(a)(i) above and may be exercised prior to its expiration and within three years after such Retirement. An unexercised ISO will cease to be treated as such and become a non-ISO three months after Retirement.

               (C) In the event of the Disability or death of a Participant while employed by Woodhead or any Subsidiary or while serving on the Board of Directors, all unexercised stock options of such Participant shall immediately become exercisable by the Participant, the Participant's legal representative, or the estate of the Participant, as the case may be, at any time within two years after such Disability or death, but in no event after the expiration date of the stock option. An unexercised ISO will cease to be treated as such and become a non-ISO twelve months after the Participant's Disability or death.

      (vi) Change in Control. In the event of a Change in Control, all stock options shall immediately become exercisable without regard to the exercise period set forth in 6(a)(i) above.

(b)  Restricted Stock.

       (i) The Committee may award to any Participant shares of Common Stock, subject to this Section 6(b) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with Woodhead.

      (ii) There shall be established for each restricted stock award a restriction period of such length as shall be determined by the Committee (the "restriction period"), but in no event less than one year. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the

            Committee may impose, the Participant shall have all the rights of a holder of Common Stock as to such restricted stock (including, but not limited to, voting and receiving dividends). At the expiration of the restriction period, Woodhead shall deliver to the Participant (or the Participant's legal representative) the certificates deposited pursuant to this section.

     (iii) Except as otherwise determined by the Committee in its sole discretion, upon a termination of employment or service on the Board of Directors for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the Participant.

      (iv) In the event of a Change in Control, restrictions shall lapse on all restricted stock as of the date of such Change in Control.

SECTION 7: NON-TRANSFERABILITY OF AWARDS

Awards granted under the 2001 Plan are not transferable by a Participant other than by will or by the laws of descent and distribution. During the Participant's lifetime, awards shall be exercisable or received only by him or by his guardian or legal representative. Any purported transfer contrary to this provision will nullify the award.

SECTION 8: ADJUSTMENTS IN THE EVENT OF CHANGES IN CAPITAL STRUCTURE,
           REORGANIZATION, STOCK DIVIDENDS

If there shall be any change in the Common Stock subject to the 2001 Plan or to any award granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the 2001 Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

SECTION 9: RIGHTS AS STOCKHOLDERS

A Participant shall have no rights whatsoever as a stockholder of Woodhead with respect to any shares covered by a stock option until the date of the issuance of a stock certificate to him pursuant to such option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

SECTION 10: AMENDMENT

The Board of Directors may amend, alter or discontinue the 2001 Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent.

Stockholder approval of any such amendment or alteration shall not be required under this Section except to the extent such approval shall be required to fulfill the conditions of Rule 16b-3 of the Exchange Act, Section 162(m) or 422 of the Code or such other applicable statutory rules and regulations and only if Woodhead intends to fulfill such conditions.

Notwithstanding the foregoing, the Board of Directors shall not, without the further approval of the stockholders, authorize the amendment of any outstanding stock option grant to reduce the option price of said grant. This provision is solely intended to prohibit the repricing of "underwater" stock options and shall not be construed to prohibit the adjustments provided for in Section 8 of the 2001 Plan.

SECTION 11: MISCELLANEOUS

(a) Additional Terms and Conditions. Each Participant shall agree to such other terms, provisions and conditions consistent with the 2001 Plan as may be determined by the Committee or the Board of Directors.

(b) Tax Withholding. The Committee shall have the power to withhold, or require a Participant to remit to Woodhead, an amount sufficient to satisfy any withholding or other tax due with respect to any shares issuable under the 2001 Plan, and the Committee may defer such issuance unless indemnified to its satisfaction. The Committee may permit the withholding obligations to be satisfied through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the 2001 Plan.

(c) Rights of Participants. Nothing in the 2001 Plan shall interfere with or limit in any way the right of Woodhead or any Subsidiary to terminate any Participant's employment or service on the Board of Directors at any time, nor confer upon any Participant any right to continue in the employ or service of Woodhead or any Subsidiary for any period of time or to continue his present or any other rate of compensation. No director or employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 12: EFFECTIVE DATE AND TERMINATION OF PLAN

(a) Effective date. The effective date of the 2001 Plan shall be October 26, 2001; provided, however, that the 2001 Plan is approved and ratified by holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the 2002 Annual Meeting of Stockholders.

(b) Termination. The Board of Directors may terminate the 2001 Plan at any time with respect to any shares that are not subject to awards. Unless terminated earlier by the Board of Directors, the 2001 Plan shall terminate 10 years after the effective date and no awards shall be granted under this 2001 Plan after such date. Termination of this 2001 Plan will not affect the rights and obligations of any Participant with respect to awards granted prior to termination.

WOODHEAD INDUSTRIES, INC.
Proxy Solicited on Behalf of the Board of Directors of Woodhead Industries, Inc. for Annual Meeting on January 25, 2002

          The undersigned holder of Common Stock of Woodhead Industries, Inc. hereby appoints Charles W. Denny, Dale A. Miller and Linda Y.C. Lim, or any of them, with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Woodhead Industries, Inc. to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois on January 25, 2002, or any adjournment or postponement thereof:

     1.   Election of directors.
               Nominees:
               Daniel T. Carroll     Philippe Lemaitre     Sarilee K. Norton

               ____FOR ALL    ____WITHHOLD ALL    ____FOR ALL (Except Nominee(s)
                                                      inserted below)

               -----------------------------------------------------------------

     2.   Approval of the 2001 Stock Awards Plan.

                  ____FOR     ____AGAINST         ____ABSTAIN

     3. Ratification of the appointment of Arthur Andersen LLP as independent public accountants.

                  ____FOR     ____AGAINST         ____ABSTAIN

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

          If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                                     Signature


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                                                     Signature

                                            Dated ________________________, 200_

                                            Please mark, sign, date and return
                                            this proxy card promptly using the
                                            enclosed envelope.